EXHIBIT 2.6
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                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF APRIL 10, 1998

                                  BY AND AMONG

                             OEI INTERNATIONAL, INC.

                              C&I ACQUISITION, INC.

                     CHEMICAL & INDUSTRIAL ENGINEERING, INC.

                                       AND

                                 CERTAIN OF ITS

                                  STOCKHOLDERS

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                             AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of April 10, 1998, among OEI INTERNATIONAL, INC., a Delaware corporation ("OEI"), C&I ACQUISITION, INC., a Kentucky corporation and a wholly owned subsidiary of OEI ("NEWCO"), CHEMICAL & INDUSTRIAL ENGINEERING, INC., a Kentucky corporation (the "COMPANY"), and the persons executing this Agreement on the signature pages under the caption "STOCKHOLDERS" (collectively, the "STOCKHOLDERS," and each of them, individually, a "STOCKHOLDER").

                                    PRELIMINARY STATEMENTS

        The parties to this Agreement wish to effect a business combination pursuant to which:

                      (i) Newco will merge into the Company (the "MERGER") on
               the terms and subject to the conditions of this Agreement;

                      (ii) OEI, VIA mergers involving other OEI subsidiaries,
               will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "OTHER FOUNDING COMPANY" and, collectively with the Company, the "FOUNDING COMPANIES") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, OEI and other subsidiaries of OEI (collectively, the "OTHER AGREEMENTS"); and

                      (iii) OEI will effect a public offering of shares of its
               common stock.

        The respective boards of directors of OEI, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                           ARTICLE I

                                          DEFINITIONS

        Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this Section 1.01:

               "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Addendum, Annexes and Exhibits, as each of


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        them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

               "BUSINESS CORPORATION ACT" means the Kentucky Business Corporation Act.

               "CEILING AMOUNT" means $7,200,000.

               "CLOSING" has the meaning specified in Section 7.01(a).

               "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by OEI for the Closing, in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

               "COMPANY COMMON STOCK" means the common stock, no par value, of the Company.

               "COUNSEL FOR OEI AND NEWCO" means Porter & Hedges, L.L.P.

               "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Borowitz & Goldsmith, PLC.

               "CURRENT BALANCE SHEET" means the audited balance sheet of the Company at December 31, 1997, which is included in the Initial Financial Statements.

               "CURRENT BALANCE SHEET DATE" means December 31, 1997.

               "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "DISCLOSURE STATEMENT" means the written statement executed, for identification purposes only, by an officer of the Company and delivered to OEI prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders in this Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

               "INITIAL FINANCIAL STATEMENTS" means the audited balance sheets of the Company at December 31, 1997 and 1996 and the related audited statements of income, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1997, together with the related audit report of Arthur Andersen LLP.

               "MAJORITY STOCKHOLDERS" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more


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        than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

               "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

               "NEW EMPLOYMENT AGREEMENTS" means the Employment Agreements dated as of April 10, 1998, but to be effective as of the Closing, between the Company and James W. Kerr and Jamie Ghazi, respectively.

               "NEWCO" means C&I Acquisition, Inc., a Kentucky corporation.

               "OEI" means OEI International, Inc., a Delaware corporation.

               "OEI ACQUISITION CANDIDATE" means any Entity engaged in the Practice of Engineering and which shall have been called on by any of the Company, OEI or a Subsidiary of the Company or OEI in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

               "OTHER STOCKHOLDERS" means all Persons, other than the Stockholders, who own shares of Company Common Stock.

               "PARTIES" means the parties to this Agreement.

               "PRO RATA SHARE" means for each Stockholder and each Other Stockholder the fraction expressed as a percentage, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder or Other Stockholder immediately prior to the Effective Time, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders and all Other Stockholders immediately prior to the Effective Time.

               "RESPONSIBLE OFFICER" means either of James W. Kerr or Jamie
        Ghazi.

               "RESTRICTED STOCKHOLDER" has the meaning specified in Section 10.01.

               "SCHEDULED AGREEMENTS" means the agreements described in Schedule 4.11.

               "STOCKHOLDER PRO RATA SHARE" means for each Stockholder the fraction expressed as a percentage, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder immediately prior to the Effective Time, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders immediately prior to the Effective Time.

               "SURVIVING CORPORATION" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.


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               "TERRITORY" has the meaning specified in Section 10.01(a).

               "THRESHOLD AMOUNT" means $192,000.

               "TRANSFER TAXES" has the meaning specified in Section 11.07.

               "TRANSFERORS' AGREEMENT" means the Transferors' Agreement and Plan of Transfer entered into as of April 10, 1998, among OEI, the Stockholders and the other Persons party thereto.

               "UNIFORM PROVISIONS" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

        Section 1.02. DEFINITIONS IN UNIFORM PROVISIONS. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

                                          ARTICLE II

                                THE MERGER AND RELATED MATTERS

        Section 2.01. CERTIFICATE OF MERGER. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the Commonwealth of Kentucky.

        Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "EFFECTIVE TIME") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern time, on the IPO Closing Date.

        Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the certificate or articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the Commonwealth of Kentucky, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's certificate or articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of


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the Surviving Corporation, (f) the initial board of directors of the Surviving
Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the Commonwealth of Kentucky and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule 2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

        Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

               (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of whole and fractional shares of OEI Common Stock, or the amount of cash only, set forth or determined as provided in Schedule 2.04 (the "MERGER CONSIDERATION"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

               (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

               (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

        Section 2.05. DELIVERY, EXCHANGE AND PAYMENT.

               (a) At or after the Effective Time: (i) each Stockholder and each Other Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to OEI (or any agent which may be appointed by OEI for purposes of this Section 2.05), receive, and OEI will pay and issue to each Stockholder and each Other Stockholder, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of OEI Common


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        Stock included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04 and the amount of cash payable in respect of that certificate pursuant to Section 2.04. All shares of OEI Common Stock issuable in the Merger will be deemed for all purposes to have been issued by OEI at the Effective Time. All cash included in the Merger Consideration shall be paid by OEI's company checks, certified or official bank checks, or wire transfers, at OEI's option. In the case of wire transfers, the transfers shall be to accounts designated by the respective Stockholders or Other Stockholders, as the case may be, at least five Business Days before the IPO Closing Date.

               (b) Each Stockholder will deliver to OEI (or any agent that may be appointed by OEI for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. In the event this Agreement is terminated pursuant to
        Article XII prior to the Effective Time, OEI or its agent will return all such certificates and other documents to the Stockholders. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

               (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to OEI Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of OEI Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, OEI will cause to be paid, to the Person in whose name the certificates representing such shares of OEI Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of OEI Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, OEI will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of OEI Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

        Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of OEI Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of OEI Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of OEI Common Stock multiplied by $12.

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        Section 2.07. SPECIAL MEETING. The Company hereby agrees to call a special meeting of the holders of the Company Common Stock to be held to vote upon the Merger. The Company will use its best efforts to hold such meeting no later than 15 days after the date of this Agreement. The Board of Directors of the Company will recommend approval of the Merger. The notice of such special meeting shall state that any holder of Company Common Stock who is an Other Stockholder is or may be entitled to assert dissenters' rights under Subtitle 13 of the Business Corporation Act, and the Company shall provide to each Other Stockholder entitled to vote at the special meeting of copy of such Subtitle. By execution of this Agreement, each of the Stockholders hereby waives its right to assert dissenter's rights under Subtitle 13 of the Business Corporation Act.

                                          ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Section 3.01. BY EACH STOCKHOLDER. Each Stockholder, severally as to himself or herself only, represents and warrants to OEI that all the following representations and warranties in this Article III are true and correct:

               (a) (i) the Stockholder will be acquiring the shares of OEI Common Stock to be issued to him pursuant to Section 2.04 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of OEI Common Stock other than this Agreement, the Transferors' Agreement and the Registration Rights Agreement; (iii) unless otherwise specified on Schedule 3.01, the Stockholder is an "accredited investor" as defined in Securities Act Rule 501 (a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the OEI Common Stock to be acquired by him pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
        (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the OEI Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of OEI concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of OEI, the plans for the operations of the business of OEI, the business, operations and financial condition of the Other Founding Companies and any plans of OEI for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction; and

               (b) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.


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                                          ARTICLE IV

                               REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY AND THE STOCKHOLDERS

        Section 4.01. BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder jointly and severally represent and warrant to, and agree with, OEI that all the following representations and warranties in this Article IV are true and correct:

               (a) the Organization State of the Company is the Commonwealth of Kentucky, and the Company (i) is a corporation duly organized and validly existing under the laws of that Commonwealth and (ii) has the corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted;

               (b) the authorized Capital Stock of the Company is comprised of 300,000 shares of Company Common Stock, 200,000 of which are voting shares and 100,000 of which are nonvoting shares, of which 26,540 voting shares and 13,384 nonvoting shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and no outstanding Derivative Securities of the Company exist;

               (c) the Stockholders own, in the aggregate, 87.92% of the issued and outstanding shares of the voting Company Common Stock and 99.8% of the issued and outstanding shares of the nonvoting Company Common Stock;

               (d) Section 4.01(d) of the Disclosure Statement accurately sets forth (i) the name and state of residence of each person to whom the Company has issued or sold shares of Company Common Stock, or from whom shares of Company Common Stock have been redeemed by the Company, during the period commencing on January 1, 1995, and ending on the date hereof,
        (ii) the date such shares were issued, sold or redeemed, the number of shares involved in each such transaction, (iii) the price at which such shares were bought or sold in each such transaction and (iv) certain other information with respect to such transactions; and

               (e) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are agreed to. References to "Stockholder" or "Stockholders" shall mean "Stockholder or Other Stockholder" or "Stockholders or Other Stockholders," as the case may be, in Sections 4.16, 4.18(a), 4.19(a), 4.26(a), 4.30(f) and 4.30(g) of the Uniform
        Provisions and in the definition of the term "Related Person" in Section
        1.02 of the Uniform Provisions. The reference to "Stockholders" shall mean "Stockholders and Other Stockholders" in Section 4.30(d) of the Uniform Provisions.


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                                           ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF OEI AND NEWCO

        Section 5.01. BY OEI AND NEWCO. OEI and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are true and correct: (a) Newco is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky, (b) no Derivative Securities of Newco are outstanding,
(c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger, and (d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct. The reference to the term "the Stockholders" in Section 5.10 of the Uniform Provision shall be deemed to be a reference to "the Stockholders and the Other Stockholders."

                                          ARTICLE VI

                           COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party. References to "Stockholder" or "Stockholders" shall mean "Stockholder or Other Stockholder" or "Stockholders or Other Stockholders," as the case may be, in Section 6.04(f) of the Uniform Provisions and the second and fourth times either such term is used in Section
6.08 of the Uniform Provisions.

                                          ARTICLE VII

                    THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.01. THE CLOSING AND CERTAIN CONDITIONS.

               (a) THE CLOSING. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act,
        (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Kentucky),
        (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "CLOSING"). The Closing will take place at the offices


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        of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m.,
        Houston time, or at such later time on the IPO Pricing Date as OEI shall specify by written notice to either Responsible Officer. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing
        Date, the Certificate of Merger will become effective pursuant to
        Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b)(i).

               (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions:
        (i) the Transferors' Agreement and each of the New Employment Agreements then shall be in full force and effect; (ii) at the special meeting of the holders of the Company Common Stock to be held pursuant to Section
        2.07 of this Agreement, the holders of at least a majority of the outstanding shares of voting Company Common Stock, and of at least a majority of the outstanding shares of non-voting Company Common Stock, shall have approved the Merger and the plan of merger described in this Agreement; and (iii) all the conditions set forth in Sections 7.02(b) and 7.03.

               (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF OEI AND NEWCO. The obligations of OEI and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to OEI a copy of the articles or certificate of incorporation, as amended to the date of the Closing and certified by the Secretary of State of the Commonwealth of Kentucky as of a Current Date, of the Company; (ii) at the special meeting of the holders of the Company Common Stock to be held pursuant to Section 2.07 of this Agreement, the holders of at least a majority of the outstanding shares of voting Company Common Stock, and of at least a majority of the outstanding shares of non-voting Company Common Stock, shall have approved the Merger and the plan of merger described in this Agreement; and (iii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

               (d) CERTAIN CONDITIONS TO BE MET BY IPO CLOSING DATE. The obligations of OEI and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the Transferors' Agreement and each of the New Employment Agreements then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).


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               (e) INCORPORATION OF ARTICLE VII OF UNIFORM PROVISIONS. The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                         ARTICLE VIII

                            COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each Party(other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                          ARTICLE IX

                                        INDEMNIFICATION

        Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of
Article IX of the Uniform Provisions hereby is incorporated herein by this reference. For purposes of Section 9.07(a), the term "Stockholder Pro Rata Share" shall be substituted for the term "Pro Rata Share." For purposes of
Section 9.07(b), the Ceiling Amount shall be 91.92% of the amount determined as the Ceiling Amount for other purposes in this Agreement and the Uniform Provisions.

                                           ARTICLE X

                                  LIMITATIONS ON COMPETITION

        Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder identified on
Schedule 10.01 (each a "Restricted Stockholder") and, in the case of paragraphs
(b) and (d) below of this Section 10.01, each Stockholder, severally agrees that he will not during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

               (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, any business engaged in the Practice of Engineering in competition with the Company, any Company Subsidiary or OEI or any Subsidiary of OEI (OEI and its Subsidiaries collectively being called "OEI" for purposes of this
        Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be: (i) the city, town or village in which the facility is located, (ii) the county or parish in which the facility is located, (iii) the counties or parishes contiguous to the county or parish in which the facility is located, and (iv) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY");

               (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or OEI with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or OEI, provided that a Stockholder may call on and hire any of his Immediate Family Members;

               (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or OEI within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or OEI within the Territory and (ii) with the knowledge of the customer relationship; or

               (d) call on any OEI Acquisition Candidate, with the knowledge of that Person's status as an OEI Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than OEI.

Notwithstanding the foregoing, any Restricted Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

        Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to OEI as a result of any breach by a Restricted Stockholder or any other Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to OEI for which it would have no other adequate remedy, each Restricted Stockholder (and, in the case of paragraphs (b) and (d) of Section 10.01, each Stockholder) agrees that OEI may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Restricted Stockholder or Stockholder, as the case may be, if he breaches any of those provisions.

        Section 10.03. REASONABLE RESTRAINT. The Parties each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Restricted Stockholder or Stockholders, as the case may be, in light of the activities and business of OEI on the date hereof, the current business plans of OEI and the investment by each Stockholder in OEI as a result of the Merger.

        Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Restricted Stockholder or Stockholder, as the case may be, the Parties, including the Restricted Stockholder or Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Restricted

Stockholder or Stockholder, as the case may be, and any other Restricted Stockholder or Stockholder, as the case may be, similarly situated.

        Section 10.05. INDEPENDENT COVENANT. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholder or Stockholder against OEI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by OEI of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Restricted Stockholder and Stockholder by excluding from that computation any time during which the Restricted Stockholder or Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

        Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                          ARTICLE XI

                                      GENERAL PROVISIONS

        Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each Party will comply with each covenant for which provision is made in Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that Party.

        Section 11.02. RESTRICTIONS ON TRANSFERS OF OEI COMMON STOCK.

               (a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "RESTRICTED PERIOD"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of OEI Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of OEI Common Stock, in whole or in part, and OEI will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of OEI Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of OEI Common Stock acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that this Section 11.02 shall not restrict any transfer of OEI Common Stock acquired by a Stockholder pursuant to
        Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section
        11.02. The certificates evidencing the OEI Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as OEI may deem necessary or appropriate:

               EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

               (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of OEI Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of OEI Common Stock, and (ii) covenants that none of the shares of OEI Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of OEI Common Stock issued pursuant to
        Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

        In addition, certificates evidencing shares of OEI Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

        Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to OEI that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify OEI against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

        Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of OEI, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

        Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and OEI. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

        Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

        Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) OEI will pay the fees, expenses and disbursements of OEI and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by OEI and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Company may pay any fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, up to a maximum of $40,000 in the aggregate, and (c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements in excess of $40,000 in the aggregate of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The undertaking of Stockholders to pay amounts referred to in clause (c) of the preceding sentence shall not preclude the Stockholders from recovering a portion of such amounts from Other Stockholders who agree to pay a portion thereof, but failure of any Other Stockholder to do so will not affect the obligations of the Stockholders to pay such amounts which, as among OEI, the Company and the Stockholders, shall be absolute. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, OEI or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

        Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                       (i)   if to OEI or Newco, addressed to it at:

                             OEI International, Inc.
                             2727 North Loop West, Suite 400
                             Houston, Texas 77009
                             Attn.: Michael L. Burrow,
                                    Chief Executive Officer
                             Telecopy No.: (713) 880-6300

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Porter & Hedges, L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002-2764
                             Attn:  James M. Harbison, Jr.
                             Telecopy No.: (713) 226-1331

                       (ii) if to the Stockholders, addressed to them at their
               respective addresses set forth in Schedule 2.04; and

                       (iii) if to the Company, addressed to it at:

                             Chemical & Industrial Engineering, Inc.
                             1930 Bishop Lane, Suite 800
                             Louisville, Kentucky 40218-1925
                             Attn: James W. Kerr
                             Telecopy No.: (502) 451-9574
               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Borowitz & Goldsmith, PLC
                             1825 Meidinger Tower
                             Louisville, KY 40202
                             Attn: Kevin Ryan
                             Telecopy No.: (502) 584-7386

               and to:

                             Stites & Harbison
                             400 West Market Street
                             Louisville, Kentucky 40202
                             Attn: Alex P. (Mike) Herrington, Jr.
                             Telecopy No.: (502) 587-6391

        SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF KENTUCKY WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

        Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

        Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

        Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 11.13. REMEDIES CUMULATIVE. Except as otherwise provided in
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither OEI or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that OEI will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to OEI or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement.

        SECTION 11.15. APPOINTMENT OF PROXIES. EACH STOCKHOLDER HEREBY IRREVOCABLY APPOINTS, CONSTITUTES AND NOMINATES EACH OF MICHAEL L. BURROW AND GARY J. COURY AND EACH OF THEM ACTING SEPARATELY, THE TRUE AND LAWFUL ATTORNEY AND PROXY FOR THE STOCKHOLDER, WITH FULL POWER OF SUBSTITUTION, IN THE NAME, PLACE AND STEAD OF THE STOCKHOLDER, TO VOTE, AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD PURSUANT TO SECTION 2.07 OF THIS AGREEMENT, AND ANY ADJOURNMENT OR POSTPONEMENT OF SUCH SPECIAL MEETING, ALL SHARES OF COMPANY COMMON STOCK WHICH ARE REGISTERED IN THE NAME OF THE STOCKHOLDER ON THE STOCK TRANSFER RECORDS OF THE COMPANY, IN FAVOR OF THE MERGER AND THE PLAN OF MERGER DESCRIBED IN THIS AGREEMENT. EACH STOCKHOLDER IS GRANTING THE PROXY AND THE POWERS AND AUTHORITIES GRANTED IN THIS SECTION 11.15 IN CONSIDERATION OF OEI'S AND NEWCO'S EXECUTION OF THIS AGREEMENT AND THEIR AGREEMENT TO CONSUMMATE THE MERGER AND PAY THE MERGER CONSIDERATION, AND IN CONSIDERATION OF EACH OTHER STOCKHOLDERS' EXECUTION OF THIS AGREEMENT. EACH STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE PROXY GRANTED BY THE STOCKHOLDER UNDER THIS SECTION 11.15 IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST IN THAT (I) OEI AND NEWCO ARE UNWILLING TO EXECUTE AND DELIVER THIS AGREEMENT UNLESS EACH STOCKHOLDER GRANTS THE PROXY, (II) THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND WILL BENEFIT BOTH THE COMPANY AND ALL STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW, AND (III) ALL OF THE OTHER STOCKHOLDERS WISH TO BE ASSURED THAT THE MERGER WILL BE APPROVED. ALL PREVIOUS PROXIES TO VOTE SHARES OF COMPANY COMMON STOCK OWNED BY A STOCKHOLDER ARE HEREBY REVOKED BY THAT STOCKHOLDER.

        Section 11.16. BY-LAW AMENDMENT. Prior to the date hereof, the bylaws of the Company have been amended, and the Company has delivered a true and correct copy of such amendment to OEI. By execution and delivery of this Agreement, each of the Stockholders (i) ratifies, approves and consents to the amendment to the bylaws contemplated by this Section 11.16 and (ii) agrees that he or she has no right to require the redemption of any of the shares of Company Common Stock owned by such Stockholder pursuant to the bylaws of the Company (as they now exist or as they heretofore existed).

        Section 11.17. WAIVER OF RIGHT OF REDEMPTION. Each of the Stockholders is a party to a Stock Subscription Agreement between such Stockholder and the Company pursuant to which, INTER ALIA, the Company has agreed to redeem such Stockholder's shares of Company Common Stock upon the occurrence of certain events enumerated therein. True and correct copies of all such Stock Subscription Agreement have been provided to OEI. The Company and each Stockholder agree that:

               (a) at the Effective Time, the Stock Subscription Agreement between the Company and such Stockholder shall be terminated without any further action on the part of any party thereto;

               (b) the execution and delivery of this Agreement by the Company and the Stockholders shall not be affected by, or constitute a breach of or default under, such Stock Subscription Agreement;

               (c) if an Event of Termination (as such term is defined in such Stock Subscription Agreement) occurs at any time after the date hereof and prior to the Effective Time, the right and obligation of such Stockholder to be redeemed, and the right and obligation of the Company to redeem such Stockholder, pursuant to such Stock Subscription Agreement or pursuant to any other agreement or understanding, shall be tolled as of the date of this Agreement, and shall not begin to run, unless and until such right and obligation shall be reinstated as provided in Section 11.17 (e);

               (d) so long as the rights and obligations of the Company and such Stockholder are tolled pursuant to Section 11.17(c), neither party to such Stock Subscription Agreement may exercise any right or option such party would otherwise have but for the provisions of this Section 11.17; and

               (e) if this Agreement is terminated pursuant to Article XII, then
        (i) as of the close of business on the date this Agreement is so terminated, the provisions of this Section 11.17 shall terminate and the rights and obligations of the Company and such Stockholder with respect to the redemption of such Stockholder's shares of Company Common Stock shall be reinstated or shall commence, as the case may be, ten days following such termination, and (ii) promptly thereafter, the Company shall notify each of the Stockholders that the provisions of this
        Section 11.17 have terminated.

        Section 11.18. CERTAIN EMPLOYEE BENEFITS. During the three fiscal years commencing January 1, 1998, employee benefit policies applicable to employees of the Company will include, at a minimum, (i) the accrual of a discretionary bonus pool for the Company's employees consisting of and payable from fifteen percent of the Company's income before interest, income taxes and allocations of indirect corporate overhead expense (but not expenses directly attributable to the Company or its operations, such as charges for insurance) of OEI, contingent on the Company achieving a minimum income before interest, income taxes, allocation of indirect corporate overhead expense (but not expenses directly attributable to the Company or its operations, such as charges for insurance) of OEI and bonuses payable, of 6% of revenues (which does not include reimbursable costs of materials and equipment to the extent described under the caption "Revenue Recognition" in Note 1 to the Initial Financial Statements), and (ii) 50% matching by the Company of the first 6% of employee compensation contributed by employees to the Company's 401(k) plan, contingent on the net income of the Company being greater than zero for the immediately preceding month and year to date. Bonuses will be paid pursuant to the Company's Discretionary Bonus Plan (Personnel Policy No. IV-7) as it may be modified from time to time. Equivalent bonus and 401(k) plans that satisfy the minimum requirements of (i) and (ii) above will be permitted substitutes.

                                          ARTICLE XII

                                          TERMINATION

        Section 12.01. TERMINATION OF THIS AGREEMENT.

               (a) This Agreement may be terminated at any time prior to the Closing solely:

                        (i) by the mutual written consent of OEI and the
                Company;

                       (ii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date;

                       (iii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                       (iv) by OEI if it is entitled to do so as provided in
               Section 6.07;

               (b) This Agreement may be terminated after the Closing solely:

                       (i) by OEI or the Company if the Underwriting Agreement
               is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                       (ii) automatically and without action on the part of any
               party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

               (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the Commonwealth of Kentucky, but before the IPO has been consummated, OEI will take all actions that Counsel for the Company and the Stockholders advises OEI are required by the applicable laws of the Commonwealth of Kentucky to rescind the Merger.

        Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, (b) to the extent that such liability is based on the breach of that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              OEI INTERNATIONAL, INC.

                              By:/s/Michael L. Burrow
                                 Michael L. Burrow, Chief Executive Officer

                              C&I ACQUISITION, INC.

                              By:/s/Michael L. Burrow
                                 Michael L. Burrow,  President

                              CHEMICAL & INDUSTRIAL ENGINEERING, INC.

                              By:/s/James W. Kerr
                                 James W. Kerr, President

                              STOCKHOLDERS:

                              /s/ Esteban B. Achico
                              Esteban B. Achico

                              /s/C. Thomas Ash
                              C. Thomas Ash

                              /s/Kenneth L. Becker
                              Kenneth L. Becker

                              /s/Ashoke K. Chakravorty
                              Ashoke K. Chakravorty

                              /s/Michael Gregg Fowler
                              Michael Gregg Fowler

                              /s/Thomas M. Gerstle
                              Thomas M. Gerstle

                              /s/Jamie Ghazi
                              Jamie Ghazi

                              /s/William L. Griffin
                              William L. Griffin

                              /s/William S. Haberman
                              William S. Haberman

                              /s/Shirley A. Hartley
                              Shirley A. Hartley

                              /s/Carolyn S. Hartstern
                              Carolyn S. Hartstern

                              /s/Stephen C. Hartstern
                              Stephen C. Hartstern

                              /s/Ronald L. Hoyland
                              Ronald L. Hoyland

                              /s/James W. Kerr
                              James W. Kerr

                              /s/Joy G. Kerr
                              Joy G. Kerr

                              /s/Michael W. Lambert
                              Michael W. Lambert

                              /s/John P. Liello
                              John P. Liello

                              /s/James P. Marks, Jr.
                              James P. Marks, Jr.

                              /s/Kenneth A. Marks
                              Kenneth A. Marks

                              /s/C. Scott Middleton
                              C. Scott Middleton

                              /s/Gary L. Pullen
                              Gary L. Pullen

                              /s/Sharon M. Raque
                              Sharon M. Raque

                              /s/Rodger E. Tyree
                              Rodger E. Tyree

                                   ADDENDUM 1
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

        (2)    The Founding Companies are:

                       Chemical & Industrial Engineering, Inc.
                       Gulsby Engineering, Inc.
                       Paulus, Sokolowski and Sartor, Inc.
                       Petrocon Engineering, Inc.
                       W-Industries, Inc.

                                  SCHEDULE 2.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

        (2) The directors of the Surviving Corporation immediately after the Effective Time are as follows:

                       James W. Kerr
                       Gary J. Coury
                       Rick Berry

        (3) The officers of the Surviving Corporation immediately following the Effective Time are as follows:

               President                     James W. Kerr
               Vice President                Jamie Ghazi
               Vice President                Gary J. Coury
               Vice President                Rick Berry
               Vice President, Secretary
                       and Treasurer         Stephen C. Hartstern
               Assistant Secretary           Shirley A. Hartley

                                  SCHEDULE 2.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

        (2) The name and address of each Stockholder are as follows:

    NAME                                  ADDRESS
    ----                                  -------
Stockholders:

 Esteban B. Achico         811 Exmoor Avenue, Louisville, Kentucky 40223
 C. Thomas Ash             16808 Aiken Road, Louisville, Kentucky 40245
 Kenneth L. Becker         2924 Beaumont Road, Louisville, Kentucky 40205
 Ashoke K. Chakravorty     8707 Wooded Glen Road, Louisville, Kentucky 40220
 Michael Gregg Fowler      401 Hidden Oak Way, Louisville, Kentucky 40222
 Thomas M. Gerstle         8300 Easton Lane, Louisville, Kentucky 40242
 Jamie Ghazi               5507 Timber Ridge Drive, Prospect, Kentucky 40059
 William L. Griffin        308 Central Avenue, Pewee Valley, Kentucky 40056
 William S. Haberman       3101 Pomeroy Drive, Louisville, Kentucky 40220
 Shirley A. Hartley        12204 Crosswinds Drive, Louisville, Kentucky 40243
 Stephen C. and Carolyn S.
   Hartstern               3208 Cabinwood Drive, Louisville, Kentucky 40220
 Ronald L. Hoyland         12 Cypress Drive, Jeffersonville, Indiana 47130
 James W. and Joy G. Kerr  2405 Running Brook Trail, Fisherville, Kentucky 40023
 Michael W. Lambert        814 Skylark Drive, Louisville, Kentucky 40223
 John P. Liello            1224 Holsworth Lane, Louisville, Kentucky 40222
 James P. Marks, Jr.       1301 Fisherville Road, Fisherville, Kentucky 40023
 Kenneth A. Marks          1700 Echo Trail, Louisville, Kentucky 40245
 C. Scott Middleton        3709 Utica Pike, Jeffersonville, Indiana 47130
 Gary L. Pullen            9613 Chapel Hill Road, Louisville, Kentucky 40229
 Sharon M. Raque           907 Lodge Hill Road, Louisville, Kentucky 40223
 Rodger E. Tyree           32 Narwood Drive, Jeffersontown, Kentucky 40299

        (3) The aggregate Merger Consideration shall be comprised of (i) $2,879,981 cash minus the amount paid or payable by the Company to redeem shares of Company Common Stock which are redeemed after the date hereof from Other Stockholders as more fully described in paragraph (4) of Schedule 6.04 (the "Cash Consideration") and (ii) 559,995 shares (the "Merger Shares") of OEI Common Stock.

        (4) Each Other Stockholder will receive an amount of cash equal to the product obtained by multiplying (i) the Pro Rata Share of such Other Stockholder times (ii) the sum of (a) the Cash Consideration plus (b) the product obtained by multiplying the Merger Shares times the IPO Price. Other Stockholders will not receive any of the Merger Shares.

        (5) Each Stockholder will receive his Stockholder Pro Rata Share of the Cash Consideration remaining after payment of the cash to be paid to the Other Stockholders pursuant to the preceding paragraph and his Stockholder Pro Rata Share of the Merger Shares.

                                  SCHEDULE 3.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

        (2) Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a) except for the following:

                                      NAME
                    ----------------------------------------
                                 Kenneth L. Becker
                                 Ashoke K. Chakravorty
                                 Michael Gregg Fowler
                                 Thomas M. Gerstle
                                 Shirley A. Hartley
                                 Michael W. Lambert
                                 John P. Liello
                                 Kenneth A. Marks
                                 C. Scott Middleton
                                 Gary L. Pullen
                                 Sharon M. Raque
                                 Rodger E. Tyree

                                  SCHEDULE 3.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

        (2) The following table sets forth the ownership of the Company's Capital Stock:

                                                     VOTING      NON-VOTING         TOTAL
              NAME                     CLASS         SHARES        SHARES          SHARES
--------------------------------- ------------- --------------- -------------  ---------------
STOCKHOLDERS:

        Esteban B. Achico              Common          1,000           607            1,607
        C. Thomas Ash                  Common          1,500         2,836            4,336
        Kenneth L. Becker              Common            593             0              593
        Ashoke K. Chakravorty          Common            787             0              787
        Michael Gregg Fowler           Common            686             0              686
        Thomas M. Gerstle              Common          1,000           500            1,500
        Jamie Ghazi                    Common          1,500         2,916            4,416
        William L. Griffin             Common          1,500            13            1,513
        William S. Haberman            Common          1,500         1,214            2,714
        Shirley A. Hartley             Common            500            26              526
        Carolyn S. Hartstern           Common              0           125              125
        Stephen C. Hartstern           Common          1,500         1,788            3,288
        Ronald L. Hoyland              Common          1,500           383            1,883
        James W. Kerr                  Common          1,500         1,331            2,831
        Joy G. Kerr                    Common            510             0              510
        Michael W. Lambert             Common          1,341             0            1,341
        John P. Liello                 Common          1,000           325            1,325
        James P. Marks, Jr.            Common          1,000         1,174            2,174





                                                     VOTING      NON-VOTING         TOTAL
              NAME                     CLASS         SHARES        SHARES          SHARES
--------------------------------- ------------- --------------- -------------  ---------------
        Kenneth A. Marks               Common               578          0              578
        C. Scott Middleton             Common             1,500        124            1,624
        Gary L. Pullen                 Common               954          0              954
        Sharon M. Raque                Common               695          0              695
        Rodger E. Tyree                Common               691          0              691
--------------------------------- ---------------- -------------- -------------  ---------------
     STOCKHOLDERS SUBTOTAL:                              23,335     13,362           36,697
--------------------------------- ---------------- -------------- -------------  ---------------

OTHER STOCKHOLDERS:

        Ken Calebs                     Common                 0         17               17
        Derrick Calvin                 Common               216          0              216
        Dana Chidester                 Common                16          0               16
        Arthur Craker                  Common                49          0               49
        Steve Defler                   Common                18          0               18
        David Derryberry               Common                66          0               66
        Teressa Dillon                 Common                 4          0                4
        Leroy Engelmeyer               Common                26          0               26
        Cindy Erickson                 Common                27          0               27
        Fernando Esparza               Common                18          0               18
        Sue Farrington                 Common               344          0              344
        Ralph Fiesta                   Common                26          0               26
        Gene Gower                     Common                13          0               13
        Judy Gunn                      Common               130          0              130
        Karen Hayes                    Common                 1          0                1
        Rich Heite                     Common                41          0               41
        Karen Hood                     Common                 4          0                4
        Marty Huffman                  Common               366          0              366
        Brian Jones                    Common                 8          0                8
        Maggie Kassebaum               Common                20          0               20
        Judy LeClaire                  Common                24          0               24
        Patricia Lyons                 Common                37          0               37
        Robert MacConnie               Common                20          0               20
        Darryl McCroskey               Common                79          0               79
        David Mann                     Common               100          0              100

                                                     VOTING      NON-VOTING         TOTAL
              NAME                     CLASS         SHARES        SHARES          SHARES
--------------------------------- ------------- --------------- -------------  ---------------
        Patricia Mason                 Common                13          0               13
        Robert Maurer                  Common               189          0              189
        Doris Miles                    Common                 0          5                5
        Marsha Miller                  Common                 1          0                1
        Charles O'Bryan                Common                68          0               68
        Hoss Oshrieh                   Common               154          0              154
        Himansu Pal                    Common                20          0               20
        Lavon Riegel                   Common                78          0               78
        Ron Rountree                   Common               215          0              215
        Harriet Schalk                 Common               112          0              112
        Brian Shelley                  Common                 1          0                1
        Bridget Shewman                Common                 1          0                1
        Mike Singh                     Common                39          0               39
        Mike Spear                     Common               105          0              105
        Gary Thompson                  Common                 5          0                5
        Robert Tylicki                 Common               142          0              142
        Dave Vahlsing                  Common               192          0              192
        Becky Wilson                   Common               186          0              186
        Deanne Wise                    Common                21          0               21
        Kathy Wittry                   Common                 5          0                5
        David Woods                    Common                 5          0                5
--------------------------------- ------------- ----------------- -------------  ---------------
     OTHER STOCKHOLDERS SUBTOTAL                          3,205         22            3,227
================================= ============= ================= =============  ===============
        GRAND TOTAL                                      26,540     13,384           39,924
================================= ============= ================= =============  ===============

        (3) No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                  SCHEDULE 3.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

        (2) The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

                                             None

                                  SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

        (2) The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

                                 The New Employment Agreements

                                  SCHEDULE 6.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

        (2) The Company may deviate from the restrictions in Section 6.03 with the consent in writing of OEI (which consent shall not be unreasonably withheld).

        (3) The Company shall not be required to comply with obligations under debt and lease instruments and other agreements relating to or affecting its assets, properties or rights unless such obligations are material.

                                  SCHEDULE 6.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as therein defined.

        (2) The Company may adjust, in the ordinary course of business, present salaries of employees who are not officers and directors.

        (3) The Company may pay normal merit bonuses to employees in amounts consistent with the Company's past practices, policies and agreements.

        (4) To the extent the Company is obligated to do so pursuant to contractual obligations between the Company and any Other Stockholder in existence on the date hereof and accurately disclosed to OEI prior to the date hereof, the Company may redeem shares of the Common Stock from Other Stockholders.

                                  SCHEDULE 6.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.11 are used herein as therein defined.

        (2) The Company will make all arrangements and take all such actions as are necessary and satisfactory to OEI to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

                                             None

                                  SCHEDULE 8.05
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as therein defined.

        (2) At or within 10 days following the Effective Time, OEI will cause the following Stockholder and Other Stockholder Guarantees to be terminated:

                                             None

                                 SCHEDULE 10.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              C&I Acquisition, Inc.
                     Chemical & Industrial Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 10.01 are used herein as therein defined.

        (2) Each of the Stockholders identified below is a Restricted Stockholder and subject to all the restrictions set forth in Section 10.01 of the captioned Agreement:

                                        C. Thomas Ash
                                     William S. Haberman
                                     Stephen C. Hartstern
                                     James P. Marks, Jr.